Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Petrohawk Energy Corporation Registration Statement (Form S-8) pertaining to the Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan and the Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan, of our reports dated March 14, 2006, with respect to the consolidated financial statements of KCS Energy, Inc. and subsidiaries, KCS Energy, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of KCS Energy, Inc. and subsidiaries, included in KCS Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission and incorporated by reference in Petrohawk Energy Corporation’s Form 8-K filed with the Securities and Exchange Commission on July 17, 2006.

/s/ Ernst & Young LLP

Houston, Texas

September 13, 2006